Exhibit 99.1

Bit Digital, Inc. Announces Fiscal Year 2024 Financial Results

NEW YORK, March 14, 2025 /PRNewswire/ -- Bit Digital, Inc. (Nasdaq: BTBT) (the “Company”), a global platform for high-performance computing (“HPC”) infrastructure and digital asset production headquartered in New York City, today announced its financial results for Fiscal Year 2024. In conjunction with the Company’s transition to domestic filer status, Bit Digital filed its Form 10K report with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025. The Company will host a conference call on March 14, 2025, at 10:00 AM ET to discuss results (click here for registration information).

Financial Highlights for Fiscal Year 2024

●	Total revenue for fiscal year 2024 was $108.1 million, a 141% increase compared to the prior year’s results. The increase was primarily driven by the commencement of our high performance computing services (“HPC”) business.

●	Revenue from bitcoin mining was $58.6 million for fiscal year 2024, a 32% increase compared to the prior year. Cloud services revenue was $45.7 million for 2024 compared to nil the prior year. Colocation services revenue, related to the Company’s acquisition of Enovum Data Centers Corp. in October 2024, was $1.4 million for the period. ETH staking revenue was $1.8 million for 2024, a 169% increase from the prior year.

●	Revenue from digital asset mining comprised 54% of total revenue for 2024 compared to 98% during 2023. The change was driven by the commencement of the Company’s HPC business lines, with cloud services revenue generating 42% of total 2024 revenue. Digital asset mining comprised 40% of revenue during the fourth quarter of 2024.

●	The Company had cash, cash equivalents and restricted cash of $98.9 million, and total liquidity (defined as cash, cash equivalents and restricted cash, USDC, and the fair market value of digital assets) of approximately $260.7 million, as of December 31, 2024.

●	Total assets were $538.2 million and Shareholders’ Equity amounted to $463.5 million as of December 31, 2024.

●	Adjusted EBITDA[1] was $73.0 million for the fiscal year 2024 compared to $12.4 million for fiscal year 2023. Adjusted EBITDA includes a $55.7 million in pre-tax gains on digital assets.

●	GAAP earnings per share was $0.19 on a fully diluted basis for fiscal year 2024 compared to a loss per share of $(0.16) for the prior year.

Operational Highlights for Fiscal Year 2024

●	The Company earned 949.9 bitcoins during fiscal year 2024, a 37% decrease from the prior year. The decline was primarily driven by a reduction in block rewards following the halving event in April 2024 and by an increase in network difficulty, and partially offset by an increase in the Company’s average operational hash rate.

●	The Company paid approximately $0.05 per kilowatt hour to its hosting partners for electricity consumed for mining operations during fiscal year 2024.

●	The average fleet efficiency for the active fleet was approximately 26.2 J/TH as of December 31, 2024.

●	The Company earned 565.1 ETH in native staking and 1.3 ETH in liquid staking, respectively, during 2024, compared to 287.0 ETH in native staking and 81.9 ETH/rETH-h in liquid staking, respectively, for 2023.

Treasury holdings of BTC and ETH were 741.9 and 27,623.2, respectively, with a fair market value of approximately $69.3 million and $92.1 million on December 31, 2024, respectively.

●	As of December 31, 2024, we had 24,239 miners owned or operating (in Iceland) for bitcoin mining with a total maximum hash rate of 2.6 EH/s.

[1]	Adjusted EBITDA refers to earnings before interest expense, income tax expense and depreciation and amortization expense (“EBITDA”) adjusted to eliminate the effects of certain non-cash and / or non-recurring items. Potential adjustments are listed within the section under the header “Non-GAAP Financial Measures” in the Form 10-K.

●	The Company’s active hash rate of its bitcoin mining fleet was approximately 1.8 EH/s as of December 31, 2024.

●	Approximately 85% of our fleet’s run-rate electricity consumption was generated from carbon-free energy sources as of December 31, 2024. These figures are based on data provided by our hosts, publicly available sources, and internal estimates, demonstrating our commitment to sustainable practices in the digital asset mining industry.

●	The Company had approximately 21,568 ETH actively staked in native staking protocols as of December 31, 2024.

●	On October 9, 2024, the Company executed a Master Services and Lease Agreement (“MSA”) with Boosteroid Inc. (“Boosteroid”), a global cloud gaming provider. The Company finalized an initial order of 300 GPUs, projected to generate approximately $4.6 million in revenue over the five-year term. The MSA provides Boosteroid with the option to expand in increments of 100 servers, up to 50,000 servers, representing a potential $700 million revenue opportunity over the five-year term, subject to deployment plans and market conditions. The Company anticipates additional deployments throughout 2025.

●	On October 14, 2024, Bit Digital announced the acquisition of Enovum Data Centers (“Enovum”) for a total consideration of CAD $62.8MM (approximately USD $46MM based on a CAD/USD exchange rate of 0.73). The acquisition was completed on a debt-free basis, with a normalized level of working capital acquired, funded by approximately CAD $56 million of cash and approximately 1.62 million share equivalents issued solely to key management who rolled-over a significant portion of their existing ownership in Enovum. The transaction closed on October 11, 2024. The acquisition vertically integrated Bit Digital’s HPC operations with a 4MW Tier 3 datacenter in Montreal that is fully leased to a plurality of colocation customers. It also provided Bit Digital with a robust expansion pipeline of over 280MW and an experienced team to lead the development process.

●	On December 30, 2024, the Company signed a Master Services Agreement (MSA) with DNA Fund for services utilizing 576 H200 GPUs over 25 months, representing $20.2 million in total revenue.

●	On December 27, 2024, the Company acquired a 160,000 sq. ft. site in Pointe-Claire, QC for a planned 5MW Tier-3 data center expansion. The site is expected to be operational by June 2025, will feature direct-to-chip liquid cooling and a heat reject loop to enhance energy efficiency. The facility will be powered by 100% renewable hydroelectricity from Hydro-Quebec. The Company expects to invest approximately $19.3 million to develop the site, with potential expansion to 13MW within 24-36 months, subject to Hydro-Quebec approval. A portion of capacity is expected to support the Company’s cloud services business. The acquisition was initially self-funded, with mortgage financing in progress.

Subsequent Events

●	As of January 1, 2025, Bit Digital officially transitioned to domestic issuer status under U.S. securities regulations.

●	New Cloud Services Agreements:

●	January 2025 – Signed an MSA for 32 H200 GPUs over six months, representing $300,000 in total revenue. Deployment began January 8, 2025.

●	January 2025 – Signed an MSA for 24 H200 GPUs over 12 months, representing $450,000 in total revenue. Deployment began January 27, 2025.

●	January 30, 2025 – Signed an MSA for 40 H200 GPUs over 12 months, representing $750,000 in total revenue. Deployment began January 24, 2025.

●	In January 2025, the Company entered into a new agreement to supply its first customer for an additional 464 B200 GPUs for a period of eighteen months. This new agreement replaces the prior agreement whereby the Company was to provide the customer with an incremental 2,048 H100 GPUs. The contract represents approximately $15 million of annualized revenue and features a two-month prepayment from the customer.

●	On February 6, 2025, the Company officially rebranded its HPC business as WhiteFiber, Inc., encompassing its GPU cloud services and HPC data center platform, Enovum Data Centers

●	In February 2025, the Company, through its newly rebranded HPC business WhiteFiber, Inc., secured a five-year colocation agreement to provide 5MW (IT load) of built-to-suit data center infrastructure with Cerebras Systems, a leading accelerator of generative AI. The contract will be fulfilled at an Enovum-developed site, with the location to be announced. Operations are expected to commence in mid-2025.

Management Commentary

“2024 marked a pivotal shift for Bit Digital. Our business was historically driven by digital asset mining, but the successful launch and rapid expansion of our HPC business fundamentally reshaped our company. This evolution drove over 140% revenue growth, with these new business lines contributing nearly half of total revenue.

A defining milestone in this transformation was our acquisition of Enovum Data Centers in October. More than just an infrastructure expansion, Enovum provided us with a proven team, operational expertise, and a scalable platform to develop and operate data centers. It also introduced colocation services as a new business line, further diversifying our revenue streams and strengthening our AI compute capabilities.

Bitcoin mining remained a key revenue contributor, generating $58.6 million, a 32% increase year-over-year. However, as our HPC business scaled, mining’s share of total revenue declined to 54% in 2024, and further to 40% in Q424, compared to 98% in 2023. This shift underscores our strategic pivot toward infrastructure-driven revenue streams while maintaining disciplined mining operations.

Profitability improved alongside business expansion, supported by stronger gross margins and operational efficiencies. A strong liquidity position and no debt provide the flexibility to make targeted investments that enhance capabilities and long-term competitiveness. The Company is actively exploring cost-effective financing options to support expansion while maintaining financial discipline.

We are continuously exploring new ways to unlock and create shareholder value, ensuring that we remain dynamic and well-positioned for future opportunities.”

About Bit Digital

Bit Digital, Inc. is a global platform for high-performance computing (“HPC”) infrastructure and digital asset production headquartered in New York City. The Company’s HPC business operates under the WhiteFiber Inc. (“WhiteFiber”) brand. Our operations are located in the US, Canada, and Iceland. For additional information, please contact ir@bit-digital.com or visit our website at www.bit-digital.com.

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 (Annual Report). Notwithstanding the fact that Bit Digital Inc. has not conducted operations in the PRC since September 30, 2021 we have previously disclosed under Risk Factors in our Annual Report: “We may be subject to fines and penalties for any noncompliance with or any liabilities in our former business in China in a certain period from now on.” Although the statute of limitations for non-compliance by our former business in the PRC is generally two years and the Company has been out of the PRC, for more than two years, the Authority may still find its prior bitcoin mining operations involved a threat to financial security. In such event, the two-year period would be extended to five years. If any material risk was to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor Statement” below.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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